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                                                                     EXHIBIT 3.2

                        COLLEGE TELEVISION NETWORK, INC.

                              AMENDED AND RESTATED

                                    BY-LAWS

                               NOVEMBER 10, 1997


                                   ARTICLE I

OFFICES

     The location of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

     The Corporation shall in addition to its registered office in the State of Delaware establish and maintain an office or offices at such place or places as the Board of Directors may from time to time find necessary or desirable.


                                   ARTICLE II

CORPORATE SEAL

     The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and may be in such form as the Board of Directors may determine. Such seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.


                                  ARTICLE III

MEETINGS OF STOCKHOLDERS

     1. All meetings of the stockholders shall be held at the registered office of the Corporation in the State of Delaware or at such other place as shall be determined from time to time by the Board of Directors.

     2. The annual meeting of stockholders shall be held on such day and at such time as may be determined from time to time by resolution of the Board of Directors, when the stockholders shall elect by plurality vote, a Board of Directors to hold office until the annual meeting of stockholders held next after their election and their successors are respectively elected and qualified or until their earlier resignation or removal. Any other proper business may be transacted at the annual meeting.

     3. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the
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stockholders for the transaction of business, except as otherwise expressly provided by statute, by the Certificate of Incorporation or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting (except as otherwise provided by statute). At such adjourned meeting at which the requisite amount of voting stock shall be represented any business may be transacted which might have been transacted at the meeting as originally notified, provided a quorum is present.

     4. At all meetings of the stockholders each stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless such instrument provides for a longer period.

     5. At each meeting of the stockholders each stockholder shall have one vote for each share of capital stock having voting power, registered in his name on the books of the Corporation at the record date fixed in accordance with these By-Laws, or otherwise determined, with respect to such meeting. Except as otherwise expressly provided by statute, by the Certificate of Incorporation or by these By-Laws, all matters coming before any meeting of the stockholders shall be decided by the vote of a majority of the number of shares of stock present in person or represented by proxy at such meeting and entitled to vote thereat, a quorum being present.

     6. Notice of each meeting of the stockholders shall be mailed to each stockholder entitled to vote thereat not less than 10 nor more than 60 days before the date of the meeting. Such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purposes for which the meeting is called.

     7. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman, Chief Executive Officer, Vice-Chairman or by the Board of Directors, and shall be called by the Secretary at the request in writing of stockholders owning a majority of the amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request by stockholders shall state the purpose or purposes of the proposed meeting.

     8. Business transacted at each special meeting shall be confined to the purpose or purposes stated in the notice of such meeting.

     9. The order of business at each meeting of stockholders shall be determined by the presiding officer.

     10. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any other duly authorized committee thereof) or (c) otherwise properly brought

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before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Paragraph 10 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) complies with the notice procedures set forth in this Paragraph 10.

     In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the Secretary must be set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Paragraph 10; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Paragraph 10 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare that the business was not properly brought before the meeting and such business shall not be transacted.

     11. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or, prior to the record date, entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any

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other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any such other corporate action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     12. Any action to be taken at any annual or special meeting of stockholders, or any action which may be taken at an annual special meeting of such stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the actions taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such an action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this section to the Corporation, written consents signed by sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meeting of stockholders are recorded. Delivery to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at the meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consent signed by sufficient number of holders to take the action were delivered to the Corporation as provided above. In the event that the action which is consented to is such as would have required the filing of a certificate under the General Corporation Law of the State of Delaware, if such action had been voted on by stockholders at a meeting thereof, such certificate shall state, in lieu of any statement concerning any vote of stockholders, that written consent has been given in accordance with the General Corporation Law of the State of Delaware and the By-Laws of the Corporation.


                                   ARTICLE IV

DIRECTORS

     1. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors, which may exercise all such powers and authority for and on behalf of the Corporation as shall be permitted by law, the Certificate of Incorporation and these By-Laws. Each of the directors shall hold office until the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation or removal.

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     2.   The Board of Directors may hold their meetings within or outside of the State of Delaware, at such place or places as it may from time to time determine.

     3. The Board of Directors as of the date of these Amended and Restated By-Laws shall consist of no more than eleven (11) directors. Any change in the number of directors comprising the Board of Directors shall be only by resolution or consent of the stockholders holding a majority of the outstanding common stock of the Corporation. In case of any such increase, the stockholders holding a majority of the outstanding common stock of the Corporation shall have power to elect each additional director(s) to hold office until the next meeting of stockholders relating to the election of the Board of Directors and until his successor is elected and qualified or his earlier resignation or removal. Any such decrease in the number of directors shall take effect at the time of such action by the stockholders holding a majority of the outstanding common stock of the Corporation only to the extent that vacancies then exist; to the extent that such decrease exceeds the number of such vacancies, the decrease shall not become effective, except as further vacancies may thereafter occur, until the time of and in connection with the election of directors at the next succeeding meeting of the stockholders.

     4. If the office of any director becomes vacant, by reason of death, resignation, disqualification, removal or otherwise, a majority of the directors then in office, although less than a quorum, may fill the vacancy by electing a successor who shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified or his earlier resignation or removal; provided, however, that any vacancy may only be filled by a candidate nominated by the Nominating Committee; provided further that if the Board receives written notice from the stockholders holding a majority of the outstanding common stock of the Corporation as to who they request as a new appointee, the stockholders shall fill such vacancy.

     5. Any director may resign at any time by giving written notice of his resignation to the Board of Directors. Any such resignation shall take effect upon receipt thereof by the Board, or at such later date as may be specified therein. Any such notice to the Board shall be addressed to it in care of the Secretary.

     6. The directors of the Corporation shall hold office until their successors are elected and qualified, or until their earlier resignation or removal. Any Director may be at any time removed from office only by the stockholders holding a majority of the outstanding common stock of the Corporation, with or without cause.


                                   ARTICLE V

COMMITTEES OF DIRECTORS

     1. By resolutions adopted by a majority of the whole Board of Directors, the Board may designate an Executive Committee and one or more other committees and shall designate a Nominating Committee, each such committee to consist of three or more directors of the Corporation. The Nominating Committee shall consist of the Chairman of the Board and each of the Investor Directors. For purposes hereof, "Investor Directors" shall mean no more than two

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directors designated as the "Investor Directors" hereunder from time to time in a written notice delivered to the Corporation by U-C Holdings, L.L.C., a Delaware limited liability company ("Holdings"); provided that the right of Holdings to designate any Investor Director shall terminate at such time as Holdings shall cease to hold any common stock of the Corporation. The Executive Committee shall consist of no more than five (5) members, two of which members shall be Investor Directors, and the Executive Committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation (except as otherwise expressly limited by statute), including the power and authority to declare dividends and to authorize the issuance of stock, and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall have such of the powers and authority of the Board as may be provided from time to time in resolutions adopted by a majority of the whole Board.

     2. The requirements with respect to the manner in which the Executive Committee and each such other committee shall hold meetings and take actions shall be set forth in the resolutions of the Board of Directors designating the Executive Committee or such other committee.


                                   ARTICLE VI

COMPENSATION OF DIRECTORS

     The directors shall receive such compensation for their services as may be authorized by resolution of the Board of Directors, which compensation may include an annual fee and a fixed sum for expense of attendance at regular or special meetings of the Board or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


                                  ARTICLE VII

MEETINGS OF DIRECTORS; ACTION WITHOUT A MEETING

     1. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as may be determined from time to time by resolution of the Board, and a copy of such resolution has been sent to all directors at least twenty-four (24) hours prior to the next regular meeting.

     2. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, Vice Chairman or Chief Executive Officer of the Corporation or any two members of the Board of Directors or any Investor Director on at least 24 hours' notice to each director. Except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-Laws, the purpose or purposes of any such special meeting need not be stated in such notice, although the time and place of the meeting shall be stated.

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     3.   At all meetings of the Board of Directors, the presence in person of both (i) a majority of the members of the Board of Directors and (ii) at least one Investor Director shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws, if a quorum shall be present the act of a majority of the directors present shall be the act of the Board.

     4. At any meeting, of the Board of Directors or any committee thereof, any Investor Director shall have the power to adjourn the meeting at any time (including prior to the taking of any certain action or vote at such meeting) for a period of no more than fifty (50) days.

     5. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board or such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of committee. Any director may participate in a meeting of the Board, or any committee designated by the Board, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this sentence shall constitute presence in person at such meeting.


                                  ARTICLE VIII

OFFICERS

     1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, President, Chief Operating Officer, one or more Vice Presidents, a Secretary, and a Treasurer. The Board may also choose a Chairman, one or more Vice Chairmen, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as it shall deem necessary. Any number of offices may be held by the same person.

     2. The salaries of all officers of the Corporation shall be fixed by the Board of Directors, or in such manner as the Board may prescribe.

     3. The officers of the Corporation shall hold office until their successors are elected and qualified, or until their earlier resignation or removal. Any officer may be at any time removed from office by the Board of Directors, with or without cause. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

     4. Any officer may resign at any time by giving written notice of his resignation to the Board of Directors. Any such resignation shall take effect upon receipt thereof by the Board or at such later date as may be specified therein. Any such notice to the Board shall be addressed to it in care of the Secretary.

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                                   ARTICLE IX

CHAIRMAN

     The Chairman shall be the chief executive officer of the Corporation, unless otherwise determined by the Board of Directors. Subject to the supervision and direction of the Board of Directors, he shall be responsible for managing the affairs of the Corporation. He shall have supervision and direction of all of the other officers of the Corporation and shall have the powers and duties usually and customarily associated with the office of chief executive officer. He shall preside at meetings of the stockholders and of the Board of Directors.


                                   ARTICLE X

VICE CHAIRMAN

     The Vice Chairman shall have such powers and perform such duties as shall be assigned to him (them) by the chief executive officer or the Board of Directors.


                                   ARTICLE XI

PRESIDENT

     The President shall have such powers and perform such duties as shall be assigned to him by the chief executive officer or the Board of Directors.


                                  ARTICLE XII
CHIEF OPERATING OFFICER

     The Chief Operating Officer shall have such powers and perform such duties as shall be assigned to him by the chief executive officer or the Board of Directors.


                                  ARTICLE XIII

VICE PRESIDENTS

     The Vice Presidents shall have such powers and duties as may be delegated to them by the chief executive officer.


                                  ARTICLE XIV

SECRETARY AND ASSISTANT SECRETARY

     1. The Secretary shall attend all meetings of the Board of Directors and of the stockholders, and shall record the minutes of all proceedings in a book to be kept for that purpose. He shall perform like duties for the committees of the Board when required.

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     2.   The Secretary shall give, or cause to be given, notice of meetings of the stockholders, of the Board of Directors and of the committees of the Board. He shall keep in safe custody the seal of the Corporation, and when authorized by the Chief Executive Officer, President, an Executive Vice President or a Vice President, shall affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. He shall have such other powers and duties as may be delegated to him by the Chief Executive Officer.

     3. The Assistant Secretary shall, in case of the absence of the Secretary, perform the duties and exercise the powers of the Secretary, and shall have such other powers and duties as may be delegated to them by the Chief Executive Officer.


                                   ARTICLE XV

TREASURER AND ASSISTANT TREASURER

     1. The Treasurer shall have the custody of the corporate funds and securities, and shall deposit or cause to be deposited under his direction all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to authority granted by it. He shall render to the Chief Executive Officer and the Board whenever they may require it an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall have such other powers and duties as may be delegated to him by the Chief Executive Officer.

     2. The Assistant Treasurer shall, in case of the absence of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall have such other powers and duties as may be delegated to them by the Chief Executive Officer.


                                  ARTICLE XVI

CERTIFICATES OF STOCK

     The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chief Executive Officer, President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.


                                  ARTICLE XVII

CHECKS

     All checks, drafts and other orders for the payment of money and all promissory notes and other evidences of indebtedness of the Corporation shall be signed by such officer or officers or such other person as may be designated by the Board of Directors or pursuant to authority granted by it.

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                                 ARTICLE XVIII

FISCAL YEAR

     The fiscal year of the Corporation shall be as determined from time to time by resolution duly adopted by the Board of Directors.


                                  ARTICLE XIX

NOTICES AND WAIVERS

     1. Whenever by statute, by the Certificate of Incorporation or by these By-Laws it is provided that notice shall be given to any director or stockholder, such provision shall not be construed to require personal notice, but such notice may be given in writing, by mail, by depositing the same in the United States mail, postage prepaid, directed to such stockholder or director at his address as it appears on the records of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus deposited. Notice of regular or special meetings of the Board of Directors may also be given to any director by telephone or by telex, telegraph or cable, and in the latter event the notice shall be deemed to be given at the time such notice, addressed to such director at the address hereinabove provided, is transmitted by telex (with confirmed answerback), or delivered to and accepted by an authorized telegraph or cable office.

     2. Whenever by statute, by the Certificate of Incorporation or by these By-Laws a notice is required to be given, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of any stockholder or director at any meeting thereof shall constitute a waiver of notice of such meeting by such stockholder or director, as the case may be, except as otherwise provided by statute.


                                   ARTICLE XX

INDEMNIFICATION

     1. All persons who the Corporation is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect) shall be indemnified by the Corporation to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other such rights to which those seeking indemnification from the Corporation may be entitled, including, but not limited to, any rights of indemnification to which they may be entitled pursuant to any agreement, insurance policy, other by-law or charter provision, vote of stockholders or directors, or otherwise. No repeal or amendment of this Article XX shall adversely affect any rights of any person pursuant to this Article XX which existed at

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the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

     2.   Any indemnification of a director or officer of the Corporation under
Section 1 of this Article XX or advance of expenses under Section 5 of this
Article XX shall be made promptly, and in any event within thirty (30) days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article XX is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Article XX shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standards of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     3. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this
Article XX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     4. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Article XX.

     5. Expenses incurred by any person described in Section 1 of this Article XX in defending a proceeding shall be paid by the Corporation in advance of such proceeding's final

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disposition upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     6.   Persons who are not covered by the foregoing provisions of this
Article XX and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

     7. The provisions of this Article XX shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article XX and the relevant provisions of the General Corporation Law of the State of Delaware or other applicable law are in effect, and any repeal or modification of this Article XX or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

     8. For purposes of this Article XX, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article XX with respect to the resulting of surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.


                                  ARTICLE XXI

ALTERATION OF BY-LAWS

     The By-Laws of the Corporation may be altered, amended or repealed, and new By-Laws may be adopted, only by the stockholders holding a majority of the outstanding common stock of the Corporation.

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                             AMENDMENTS TO BY-LAWS
                      OF COLLEGE TELEVISION NETWORK, INC.

     Article III, Paragraph 6 of the Amended and Restated By-Laws of College Television Network, Inc. is amended by deleting such Paragraph in its entirety and substituting in lieu thereof the following:

          "6. Notice of each meeting of the stockholders shall be mailed to each stockholder entitled to vote thereat not less than 10 nor more than 60 days before the date of the meeting. Such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purposes of which the meeting is called.

               The Corporation shall require stockholder approval in the following situations: (a) when a stock option or purchase plan is to be established or when some other arrangement is to be made pursuant to which stock may be acquired by officers or directors of the Corporation, except for (i) warrants or rights issued generally to security holders of the Corporation, (ii) broadly based plans or arrangements including employees other than officers and directors or
          (iii) where the amount of securities which may be issued does not exceed the lesser of 1% of the number of shares of common stock outstanding or 25,000 shares; (b) when the issuance of securities will result in a Change of Control (as defined herein) of the Corporation;
          (c) prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if: (i) (A) any director, officer or Substantial Stockholder (as defined herein) of the Corporation has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and (B) the present or potential issuance of the Corporation's common stock, or securities convertible into or exercisable for the Corporation's common stock, could result in an increase in outstanding common shares or voting power of 5% or more; or (ii) due to the present or potential issuance of the Corporation's common stock or securities convertible into or exercisable for the Corporation's common stock, other than a public offering for cash: (A) the common stock of the Corporation to be issued in such transaction will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of the stock or securities convertible into or exercisable for the Corporation's common stock; or (B) the number of shares of common stock to be issued in such transaction is or will be equal to or in excess of 20% of the number of shares of the Corporation's common stock outstanding before the issuance of the stock or securities; or (d) prior to the issuance of securities in connection with a transaction

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

          other than a public offering involving: (i) the sale or issuance by the Corporation of its common stock (or securities convertible into or exercisable for its common stock) at a price less than the greater of book or market value which together with sales by officers, directors or Substantial Stockholders of the Corporation equals 20% or more of the issued and outstanding common stock of the Corporation or 20% or more of the voting power outstanding before such sale or issuance; or
          (ii) the sale or issuance by the Corporation of its common stock (or securities convertible into or exercisable for its common stock) equal to 20% or more of the Corporation's common stock or 20% or more of the voting power outstanding before such sale or issuance for less than the greater of book or market value of the stock. For purposes of this
          Article III, Section 6, "market value" of the common stock shall be equal to the average closing price per share as reported on the Nasdaq SmallCap Market for the 20 trading days ending the trading day that occurs 10 trading days prior to the date of issuance of the securities.

          For purposes of this Article III, Section 6, "Change of Control" shall be deemed to have occurred upon the happening of any of the following:

               (i) The consummation of any merger, reverse stock split, recapitalization or other business combination of the Corporation, with or into another corporation, or an acquisition of securities or assets by the Corporation, pursuant to which the Corporation is not the continuing or surviving corporation or pursuant to which shares of common stock of the Corporation would be converted into cash, securities or other property, other than a transaction in which the majority of the holders of common stock of the Corporation immediately prior to such transaction will own at least 25 percent of the voting power of the then-outstanding securities of the surviving corporation immediately after such transaction, or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation (other than a transfer of assets as collateral to secure a debt of the Corporation), or the liquidation or dissolution of the Corporation; or

               (ii) A transaction in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), corporation or other entity (other than the Corporation or any profit-sharing, employee ownership or other employee benefit plan sponsored by the Corporation or any subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities): (A) shall purchase any common stock of the Corporation (or securities convertible into common stock of the Corporation) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the

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          prior consent of the Board of Directors of the Corporation, or (B)
          shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly (in one transaction or a series of transactions), of securities of the Corporation representing 50% or more of the total voting power of the then-outstanding securities of the Corporation ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) in the case of rights to acquire the Corporation's securities); or

          The term "Substantial Stockholder" means any person or entity with a beneficial ownership interest consisting of at least 5% of the number of issued and outstanding shares of the Corporation's common stock or 5% of the Corporation's outstanding voting power."

     Article V, Section 1 of the Amended and Restated Bylaws is amended by deleting the first sentence thereof and substituting the following sentence in lieu thereof:

          By resolutions adopted by a majority of the whole Board of Directors, the Board may designate an Executive Committee and one or more other committees and shall designate a Nominating Committee, each committee to consist of not less than the lesser of three directors or the number of independent directors of the Corporation then in office.

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